SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ----------------

                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): January 21, 2004


                   Universal Stainless & Alloy Products, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


          Delaware                      000-25032              25-1724540
 ----------------------------         --------------       -------------------
 (State or other jurisdiction         (Commission           (IRS Employer
          of incorporation)           File Number)          Identification No.)


              600 Mayer Street, Bridgeville, Pennsylvania             15017
              -------------------------------------------        -------------
               (Address of principal executive offices)            (Zip code)


       Registrant's telephone number, including area code: (412) 257-7600

Item 12.      Results of Operations and Financial Condition

              On January 21, 2004, Universal Stainless and Alloy Products, Inc. issued a press release regarding its earnings for the fourth quarter ended December 31, 2003. A copy of the press release is attached hereto.

              The information in this Current Report on Form 8-K, including the attached press release, shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

                                    SIGNATURE

               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      UNIVERSAL STAINLESS & ALLOY PRODUCTS, INC.


                                      By:  /s/ Richard M. Ubinger
                                           -------------------------------------
                                           Vice President of Finance,
                                           Chief Financial Officer and Treasurer

Dated:  January 21, 2004

                                [GRAPHIC OMITTED]
                   Universal Stainless & Alloy Products, Inc.
               600 Mayer Street o Bridgeville, Pennsylvania 15017

                                 CONTACTS: Richard M. Ubinger
                                           Vice President of Finance,
                                           Chief Financial Officer and Treasurer
                                           (412) 257-7606
FOR IMMEDIATE RELEASE
                                           Comm-Partners LLC
                                           June Filingeri
                                           (203) 972-0186

             UNIVERSAL STAINLESS REPORTS FOURTH QUARTER 2003 RESULTS
                              IN LINE WITH FORECAST
                          - Backlog at 18-month High -

     BRIDGEVILLE, PA, January 21, 2004 -- Universal Stainless & Alloy Products, Inc. (Nasdaq: USAP) today reported fourth quarter 2003 sales of $18.8 million and a net loss of $273,000, or $0.04 per diluted share. That compares to sales of $15.9 million and a net loss of $82,000, or $0.01 per diluted share, reported in the comparable period of 2002. The fourth quarter 2002 results included other income of $310,000 or $0.03 per diluted share due to the receipt of import duties in accordance with the "Continued Dumping and Subsidy Act of 2000."

     The Company noted that it has not recorded 2003 import duties of approximately $600,000, equivalent to $0.06 per diluted share, because the payment has been delayed pending the outcome of a hearing before the U.S. Court of Appeals for the Federal Circuit in a lawsuit challenging the distribution method of the import duties. The Company will not record the uncollected portion of the award as income unless the Court renders a favorable decision. As a result of not receiving expected tariff funds, the Company reduced its effective income tax rate for 2003 from 52.2% to 46.3%. The revised income tax rate reduced the Company's tax benefit recognized in 2003 by $157,000, or $0.02 per diluted share.

     For the full year 2003, Universal Stainless had sales of $69.0 million and a net loss of $1.4 million, or $0.23 per diluted share, compared with sales of $70.9 million and net income of $2.1 million, or $0.34 per diluted share in 2002. The Company generated free cash flow of $2.6 million in 2003 and ended the year with a solid balance sheet, including a debt-to-capitalization ratio of 11.3% and a book value of $9.44 per share.

USAP REPORTS 4Q03 RESULTS IN LINE WITH FORECAST                       - Page 2 -

     Commenting on the results, President and CEO Mac McAninch stated: "Our fourth quarter sales matched those of the third quarter and represented an 18% increase from the fourth quarter of 2002. Consistent with our earlier forecast, stronger sales of non-commodity reroll products more than offset seasonally lower sales to forgers, service centers and OEMs compared to the 2003 third quarter, although sales to those customers increased over the prior year period. We also saw substantial sales growth in all of our niche markets in the fourth quarter compared to the same quarter last year, with aerospace up 68%, power generation up 25%, petrochemical up 76% and tool steel up 15%. Sales price increases realized during the quarter did not fully offset rising raw material costs."

Segment Review
--------------

     In the fourth quarter of 2003, the Universal Stainless & Alloy Products segment had sales of $16.5 million and operating income of $226,000. This compares with sales of $16.4 million and operating income of $353,000 in the same period of 2002. Despite a more favorable product mix in the most recent quarter versus the prior year period, the segment's operating income was reduced by higher raw material costs.

     The Dunkirk Specialty Steel segment reported sales of $4.5 million and an operating loss of $428,000. This compares with sales of $4.1 million and an operating loss of $817,000 in the same period of 2002. The 2002 fourth quarter results were impacted by the shipment of products that incurred high costs during the segment's start-up period and the establishment of an inventory reserve arising from higher start-up manufacturing costs included in the year-end inventory.

Business Outlook
----------------

The following statements are based on the Company's current expectations. These statements are forward-looking, and actual results may differ materially.

     The Company estimates that first quarter 2004 sales will range from $20 to $24 million and that diluted EPS will range from a net loss of $0.02 to net income of $0.03. In the first quarter of 2003, sales were $14.7 million and the Company incurred a net loss per diluted share of $0.09.

     The following factors were considered in developing these estimates:

o The Company's total backlog at December 31, 2003 approximated $21 million compared to $18 million at September 30, 2003.

o Shipments to forgers and service centers are expected to increase at the Universal Stainless and Alloy Products segment both sequentially and compared to the year ago period. In addition, the Company anticipates that the sales price increases and surcharges will be in line with raw material cost fluctuations.

USAP REPORTS 4Q03 RESULTS IN LINE WITH FORECAST                       - Page 3 -

o Sales from the Dunkirk Specialty Steel segment are expected to approximate a segment-record $6 million in the 2004 first quarter, based on its December 31, 2003 backlog of $5.7 million. With the substantial rise in raw material costs experienced during the fourth quarter of 2003, the Company does not expect the Dunkirk Specialty Steel segment to reach profitability in the 2004 first quarter.

     Mr. McAninch continued, "We begin 2004 with the strongest backlog we have had in 18 months. We have increased our share of the aerospace market. The power generation market is benefiting from increased international demand and a strong repair business, and we expect more growth in the U.S. petrochemical market."


     Mr. McAninch concluded: "We believe Dunkirk will be profitable in 2004, with economic recovery and better positioning against imports due to the weak dollar and high transportation costs. We have also added a new Vice President of Sales and Marketing who will focus on helping Dunkirk increase its sales, based on his experience in both domestic and international markets. We have a strong team in place and we will remain disciplined in our strategy and focused on our customers' needs."
                                                                         Webcast

     A simultaneous Webcast of the Company's conference call discussing the 2003 fourth quarter and the first quarter 2004 outlook, scheduled at 10:00 a.m. (Eastern) today, will be available on the Company's website at WWW.UNIVSTAINLESS.COM, and thereafter archived on the website. A telephone replay of the conference call will be available beginning at 12:00 noon (Eastern) today, continuing through January 28th. It can be accessed by dialing 706-645-9291, passcode 4777711. This is a toll call.

About Universal Stainless & Alloy Products, Inc.

     Universal Stainless & Alloy Products, Inc., headquartered in Bridgeville, Pa., manufactures and markets a broad line of semi-finished and finished specialty steels, including stainless steel, tool steel and certain other alloyed steels. The Company's products are sold to original equipment manufacturers, service centers, forgers, rerollers and wire redrawers.

USAP REPORTS 4Q03 RESULTS IN LINE WITH FORECAST                       - Page 4 -

                                         Forward-Looking Information Safe Harbor

     Except for historical information contained herein, the statements in this release are forward-looking statements that are made pursuant to the "safe harbor" provision of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties that may cause the Company's actual results in future periods to differ materially from forecasted results. Those risks include, among others, risks associated with the limited operating history of Dunkirk Specialty Steel LLC, risks associated with the Company's ability to meet its current loan covenants, risks associated with the receipt, pricing and timing of future customer orders, risks related to the financial viability of customers, risks associated with the manufacturing process and production yields, and risks related to property, plant and equipment. Certain of these risks and other risks are described in the Company's filings with the Securities and Exchange Commission (SEC) over the last 12 months, copies of which are available from the SEC or may be obtained upon request from the Company.

                           - FINANCIAL TABLES FOLLOW -


                   UNIVERSAL STAINLESS & ALLOY PRODUCTS, INC.
                              FINANCIAL HIGHLIGHTS
              (Dollars in thousands, except per share information)
                                   (Unaudited)

                      CONSOLIDATED STATEMENT OF OPERATIONS


                                                            For the Quarter Ended                  For the Twelve Months Ended
                                                                December 31,                             December 31,
                                                                ------------                             ------------
                                                        2003                2002                     2003               2002
                                                        ----                ----                     ----               ----
Net sales                                         $    18,827          $   15,940               $   68,989         $   70,877
Cost of products sold                                  17,617              14,972                   65,534             61,971
Selling and administrative expenses                     1,412               1,432                    5,837              5,883
                                                  -----------          ----------               ----------         ----------
Operating income (loss)                                 (202)               (464)                  (2,382)              3,023
Interest expense                                         (94)               (111)                    (383)              (455)
Other income                                               54                 356                      128                457
                                                  -----------          ----------               ----------         ----------
Income (loss) before taxes                              (242)               (219)                  (2,637)              3,025
Income tax provision (benefit)                             31               (137)                  (1,220)                933
                                                  -----------          ----------               ----------         ----------
Net income (loss)                                 $     (273)          $     (82)               $  (1,417)         $    2,092
                                                  ===========          ==========               ==========         ==========

Earnings (loss) per share - Basic                 $    (0.04)          $   (0.01)               $   (0.23)         $     0.34
                                                  ===========          ==========               ==========         ==========
Earnings (loss) per share - Diluted               $    (0.04)          $   (0.01)               $   (0.23)         $     0.34
                                                  ===========          ==========               ==========         ==========

Weighted average shares of
Common Stock outstanding
      Basic                                         6,289,538           6,280,581                6,287,088          6,203,800
                                                  ===========          ==========               ==========         ==========
      Diluted                                       6,289,538           6,280,581                6,287,088          6,235,848
                                                  ===========          ==========               ==========         ==========

-----------------------------------------------------------------------------------------------------------------------------

                                      BUSINESS SEGMENT AND OTHER INFORMATION
Net sales
     Universal Stainless & Alloy Products         $    16,517          $   16,389              $    59,585         $   70,120
     Dunkirk Specialty Steel                            4,471               4,121                   19,875             10,483
     Intersegment                                     (2,161)             (4,570)                 (10,471)            (9,726)
                                                  -----------          ----------              -----------         ----------
         Consolidated net sales                   $    18,827          $   15,940              $    68,989         $   70,877
                                                  ===========          ==========              ===========         ==========
Operating income (loss)
      Universal Stainless & Alloy Products        $       226          $      353              $     (249)         $    5,013
      Dunkirk Specialty Steel                           (428)               (817)                  (2,133)            (1,990)
                                                  -----------          ----------              -----------         ----------
      Total operating income (loss)                     (202)               (464)                  (2,382)              3,023
Depreciation and amortization of fixed assets             771                 820                    3,063              3,130
Other income                                               54                 356                      128                457
                                                  -----------          ----------              -----------         ----------
EBITDA                                            $       623          $      712              $       809         $    6,610
                                                  ===========          ==========              ===========         ==========

Tons shipped                                            9,468               8,772              $    35,126             38,397
                                                  ===========          ==========              ===========         ==========



                           CONSOLIDATED BALANCE SHEET
                             (Dollars in thousands)
                                                                 December 31,            December 31,
                                                                        2003                    2002
                                                                        ----                    ----

Cash                                                                $   4,735              $    3,308
Accounts receivable, net                                               12,690                  11,550
Inventory                                                              22,281                  22,717
Deferred taxes                                                          1,222                   1,127
Other current assets                                                    3,063                   2,454
                                                                    ---------              ----------
Current assets                                                         43,991                  41,156
Property, plant & equipment, net                                       40,176                  42,246
Other assets                                                              758                     642
                                                                    ---------              ----------
                                                                    $  84,925              $   84,044
                                                                    =========              ==========
Accounts payable                                                    $   6,792              $    4,190
Bank overdrafts                                                           813                     275
Accrued employment costs                                                  833                   1,019
Current portion of long-term debt                                       1,944                   1,971
Other current liabilities                                                 195                     163
                                                                    ---------              ----------
Current liabilities                                                    10,577                   7,618
Long-term debt                                                          5,599                   7,502
Deferred taxes                                                          9,313                   8,123
                                                                    ---------              ----------
Total liabilities                                                      25,489                  23,243
                                                                    ---------              ----------
Stockholders' equity                                                   59,436                  60,801
                                                                    ---------              ----------
                                                                    $  84,925              $   84,044

-----------------------------------------------------------------------------------------------------

                    CONSOLIDATED STATEMENT OF CASH FLOW DATA
                    For the Twelve Months Ended December 31,

                                                                        2003                    2002
                                                                        ----                    ----

Cash flow from operating activities                                 $    3,778             $     3,824
Cash flow due to investing activities                                  (1,193)                 (5,477)
                                                                    ----------             -----------
      Free cash flow                                                     2,585                 (1,653)
Cash flow due to financing activities                                  (1,158)                   (493)
                                                                    ----------             -----------
      Net cash flow                                                 $    1,427             $   (2,146)
                                                                    ==========             ===========

                                      # # #
